May 15, 2009

Edward W. Withrow III
Chairman
Ecologic Transportation, Inc
1333 Ocean Ave, Suite D
Santa Monica, CA 90401

Mr. Withrow:

This Agreement confirms the engagement by Audio Eye, Inc., a Delaware corporation ("Audio Eye") to provide the end-to-end internet production and delivery services described on "Exhibit A" (the "Services"). ECOLOGIC TRANSPORTATION, INC. and Audio Eye are herein sometimes referred to collectively as the "Parties" and sometimes referred to individually as a "Party."

**Section 1. Services**

**See EXHIBIT "A"**

**Section 2. Term**

The term of this Agreement is three (3) years commencing on the date this Agreement is signed by a duly authorized ECOLOGIC TRANSPORTATION, INC. representative.

**Section 3. Compensation and Payment**

ECOLOGIC TRANSPORTATION, INC. will compensate Audio Eye for the Services in the amount of ninety thousand ($90,000) dollars. ECOLOGIC TRANSPORTATION, INC. will transfer fifty thousand (50,000) shares of ECOLOGIC TRANSPORTATION,

INC. common stock. All payments to Audio Eye will be mailed to the following address:

**Audio Eye**
**PO Box 34456**
**West Bethesda, MD 20817**

**Section 4. Proprietary Rights**

In providing the Services, Audio Eye will utilize the Audio Eye Technology. Nothing contained in this Agreement will be construed as conferring to ECOLOGIC TRANSPORTATION, INC. any rights by implication, estoppel or otherwise, under any intellectual property right. Audio Eye owns all rights, title and interest in and to the Audio Eye Technology and reserves all rights not expressly granted to ECOLOGIC TRANSPORTATION, INC. in this Agreement. "Audio Eye Technology" means all Technology developed solely by Audio Eye or by its subcontractors for Audio Eye or licensed by Audio Eye. "Technology" means technological models, algorithms, design processes, logic diagrams, schematics, know-how, computer and electronic data processing and other apparatus programs and software (object code and source code), databases and documentation thereof, technical information, specifications, drawings, records, documentation, works of authorship or other creative works, websites, ideas, knowledge, data or the like, including copyrights, database rights, trade secrets and any other intellectual property right.

**Section 5. Confidentiality**

In providing the Services, Audio Eye may reveal to ECOLOGIC TRANSPORTATION, INC. certain proprietary information from which Audio Eye derives economic value, actual or potential, from such information not being generally known to, and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use, and which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. This proprietary information, including without limitation, the Audio Eye Technology, is hereinafter referred to collectively as the "Protected Information." As a condition to Audio Eye sharing with ECOLOGIC TRANSPORTATION, INC., whether in writing or orally, any Protected Information, ECOLOGIC TRANSPORTATION, INC. hereby acknowledges and agrees with Audio Eye as follows:

(a) The Protected Information, whether now or hereafter furnished to ECOLOGIC TRANSPORTATION, INC. in whole or in part, is confidential.

(b) Audio Eye's business and prospects could be damaged if its Protected Information is disclosed to third parties without Audio Eye's consent.

(c) ECOLOGIC TRANSPORTATION, INC. will keep confidential and refrain from disclosing or divulging to any person Audio Eye's Protected Information without Audio Eye's prior written consent (other than disclosures to ECOLOGIC TRANSPORTATION, INC.'s agents, representatives or employees who will be bound by the terms of this Agreement and advised that Audio Eye's Protected Information must be treated as confidential).

(d) ECOLOGIC TRANSPORTATION, INC. will not use Audio Eye's Protected Information (nor permit the use thereof) in a manner or for a purpose detrimental to Audio Eye's business.

ECOLOGIC TRANSPORTATION, INC.'s obligation of confidentiality with respect to Protected Information which constitutes trade secrets under the Uniform Trade Secrets Act (or other similar applicable law) will run for as long as such information remains a trade secret. ECOLOGIC TRANSPORTATION, INC.'s obligation of confidentiality with respect to Protected Information that is not covered under the Uniform Trade Secrets Act (or other similar applicable law), will run for three (3) years from the date this Agreement terminates.

**Section 6. Authority**

The Parties each warrants and represents to the other that (i) it is duly organized, validly existing and in good standing under the laws of its state of formation; (ii) it has the full power to enter into this Agreement and to grant the rights set forth herein; (iii) this Agreement, when executed and delivered by such Party, will be the legal, valid and binding obligation of such Party enforceable against it in accordance with its terms; and (iv) the execution, delivery and performance of this Agreement by such Party does not conflict with, or constitute a breach or default under, any provision of any agreement, contract, commitment or instrument to which it is a party.

**Section 7. Limitation of Liability**

IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT AUDIO EYE'S OBLIGATIONS EXPRESSLY ASSUMED IN EXHIBIT "A"; PROVIDED FURTHER THAT THE EXCLUSION OF PUNITIVE DAMAGES SHALL APPLY IN ANY EVENT.

**Section 8. Termination**

Either Party may suspend performance and/or terminate this Agreement immediately upon written notice at any time if the other Party is in material breach of this Agreement, and fails to cure that breach within thirty (30) days after written notice thereof (except for failure to pay in which case such breach must be cured within ten (10) days).

**Section 9. Independent Contractor Status**

Nothing contained herein is to be construed as establishing a partnership, joint venture, employment or other business relationship between the Parties other than that of independent contractors.

**Section 10. Governing Law; Injunctive Relief**

This Agreement will be deemed to have been executed in the State of Arizona and will be governed and construed as to both substantive and procedural matters in accordance with the laws of the State of Arizona. Because damages at law will be an inadequate remedy for breach of any of the covenants, promises and agreements contained in Sections 3 and 4, the aggrieved Party shall be entitled to injunctive relief in any court of competent jurisdiction, including specific performance or an order enjoining the breaching Party from any threatened or actual breach of such covenants, promises or agreements. The rights set forth in this Section shall be in addition to any other rights which the aggrieved Party may have at law or in equity.

**Section 11. Notices**

Notices provided under this Agreement must be in writing and deemed to have been effectively given when delivered personally, sent by private express mail service (such as Federal Express), or sent by registered or certified mail (return receipt requested) to the address set forth below or to such other address as a Party has furnished in writing to the other Party in accordance with this Section.

**To: Audio Eye, Inc.**
**Nathaniel T. Bradley- CEO**

**To: Ecologic Transportation, Inc**
**Edward W Withrow III-Chairman**

**Section 12. Assignment**

Neither Party may assign or transfer this Agreement, without the other Party's prior written consent and any attempted assignment, transfer nor shall delegate without such prior written consent be voidable at the sole option of such other Party. Notwithstanding the foregoing, each Party (or its successive assignees or transferees hereunder) may, without such consent, assign this Agreement to an entity that succeeds to all or substantially all of the business or assets of such Party as long as such entity agrees to accept all of the terms set forth herein. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the Parties and their permitted successors and assigns.

**Section 13. Press Releases**

Neither Party will issue any press release or make any public announcements relating to this Agreement without the prior consent of the other Party except to the extent required by applicable law.

**Section 14. General**

This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, with respect to such subject matter, and the parties have made no

agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. This Agreement may be amended only by a written instrument executed and delivered by a duly authorized officer of each of the Parties. No failure or delay by the Parties in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege. If any provision of this Agreement is adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement will otherwise remain in full force and effect and enforceable. Neither Party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder during any event of force majeure.

This Agreement may be executed in two or more counterparts, all of which together will be considered a single instrument. If ECOLOGIC TRANSPORTATION, INC. is in agreement with the foregoing, please sign and return the attached copy of this Agreement, whereupon this Agreement will become immediately effective.

Respectfully,

AUDIO EYE, INC.

By: Nathaniel T. Bradley 5/15/09
Nathaniel T. Bradley Date
Chief Executive Officer

ACCEPTED AND AGREED:

ECOLOGIC TRANSPORTATION, INC

By: Edward W Withrow III 5-15-09
Edward W Withrow III Date
Chairman

NTB

## EXHIBIT "A"

1. Develop Website & Media Portal for Ecologic Talk

2. Host and manage Ecologic Talk Radio Media Portal for the term of the contract.